Exhibit 10.1
Incremental Term Loan Extension Request
April 15, 2016
Wells Fargo Bank, N.A.,
  as Administrative Agent
115 South LaSalle Street
Chicago, Illinois 60603
 Attention:  Agency Services
Re:	Credit Agreement dated as of July 10, 2013 among Alliance Data Systems Corporation, the Guarantors from time to time party thereto, the Banks from time to time party thereto and Wells Fargo Bank, N.A., as Administrative Agent (as amended by the First Amendment dated as of December 8, 2014, the Second Amendment dated as of September 25, 2015, and as the same may be further amended, restated or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:
In accordance with the Credit Agreement, the Borrower on behalf of the Borrower and the Guarantors hereby requests that the Administrative Agent consent to an extension of the maturity date applicable to the Second Amendment Incremental Term Loan made by Bank of America, N.A., in its capacity as the sole Second Amendment Incremental Term Bank, in accordance with Section 2.18 of the Credit Agreement and Section 2.1 of the Second Amendment (the "Incremental Term Loan Extension").  Capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
As permitted under Section 2.18 of the Credit Agreement and Section 2.1 of the Second Amendment, the Borrower and Bank of America, N.A., in its capacity as the sole Second Amendment Incremental Term Bank, hereby agree to extend the Second Amendment Incremental Term Loan Maturity Date from September 23, 2016 to September 23, 2017, which extension shall automatically become effective upon execution and delivery by the Administrative Agent of the consent set forth below.
In connection with this request, the Borrower notes that (i) Section 2.18 of the Credit Agreement provides that any Bank may agree to extend the maturity date applicable to all or any portion of its Incremental Term Loan to such date as such Bank and the Borrower shall agree upon, (ii) pursuant to Section 2.18 of the Credit Agreement, any such extension shall only require the consent of the Borrower, such Bank and the Administrative Agent (in the case of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned), and the satisfaction of certain conditions specified in Section 2.18 of the Credit Agreement, and (iii) Section 2.1(iv) of the Second Amendment specifically contemplates the extension of the Second Amendment Incremental Term Loan Maturity Date.
With respect to the conditions set forth in Section 2.18 of the Credit Agreement, the Borrower hereby represents and warrants and, as appropriate, covenants, that (i) the principal amount of the Second Amendment Incremental Term Loan subject to the Incremental Term Loan Extension is greater than $50,000,000, (ii) the request for the Incremental Term Loan Extension has been made available to all Banks holding the Second Amendment Incremental Term Loan (and the Borrower has been informed that Bank of America, N.A. is the only such Bank), (iii) no Default has occurred and is continuing as of the date hereof, or shall have occurred and be continuing as of the effective date of the Incremental Term Loan Extension or will result therefrom and (iv) all representations and warranties contained in Article 4 of the Credit Agreement are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of the date hereof and shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of the effective date of the Incremental Term Loan Extension (in each case other than representations and warranties that relate to a specific date, which are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such date).
This Agreement shall be deemed to be a contractual obligation under, and shall be governed by and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

Please indicate consent to the Incremental Term Loan Extension by signing the enclosed copy of this letter in the space provided below.

Very truly yours,

Alliance Data Systems Corporation

By:  /s/ Charles L. Horn
Name: Charles L. Horn
Title:   EVP, Chief Financial Officer

Bank of America, N.A.

By:  /s/ My-Linh Yoshiike
Name: My-Linh Yoshiike
Title:   Vice President

The undersigned hereby consents
on this 15 day of April, 2016,
to the above-requested
 Incremental Term Loan Extension.
Wells Fargo Bank, N.A.,
   as Administrative Agent

By:  /s/ Reginald M. Goldsmith III
Name: Reginald M. Goldsmith III
Title:   Managing Director

[Signature Page to Incremental Term Loan Extension Request]